Exhibit 2.3

                             BYLAWS

                               OF

                    SEPTEMBER PROJECT IV CORP.


                      ARTICLE I. OFFICES
The corporation may have such offices, either within or without the state of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                    ARTICLE II. SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the
                --------------
shareholders shall be held on the second Tuesday in (month) at 2 p.m., or on such date and at such other time as may be set by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.
Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, shall be held if called by the Chairman of the Board, the President or by the Board of Directors, or the holders of shares entitled to cast not less than 10 percent of the votes entitled to be cast on any issue proposed to be considered at the meeting.

     Section 3. Place of Meeting. The Board of Directors
                ----------------
shall determine the place of meeting for all annual and special meetings of the shareholders either within or without the state of Florida. I the absence of any such determination, all meetings of shareholders shall be held at the principal office of the corporation.

     Section 4. Notice of Meeting; Waiver. Written or
                -------------------------
printed notice stating the place, day, and hour of the meeting shall be given not earlier than 60 nor less than 10 days before the date of the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. All notices sent by mail shall be deemed delivered when mailed to a shareholder's address of record with postage prepaid. A shareholder may at any time waive this notice by written, signed waiver.

     Section 5. Quorum: Manner of Acting. The presence in
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person or by proxy of the holders of a majority of the
shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business.


Exhibit 2.3 - Pg. 1
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If a quorum exists, action on a matter shall be approved if the votes cast in favor of a proposal exceed those cast against.

     Section 6. Cumulative Voting. The Directors shall be
                -----------------
elected at the Annual Meeting of the Shareholders by cumulative voting.

     Section 7. Action Without Meeting. Any action required
                ----------------------
or permitted by the Florida Corporation Laws to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, describing the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take that action at a meeting in which all shares entitled to vote were present and voted. Any written consent shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

           ARTICLE III. BOARD OF DIRECTORS

     Section 1. General Powers. Subject to the provisions
                --------------
of the Florida General Corporation Laws and any limitations in the Articles of Incorporation, the business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2. Number. Tenure. And Qualifications. The
                ----------------------------------
number of directors of the corporation shall be at least three and no more than seven. Within this range, the initial number of directors shall be three, and the number of directors shall otherwise be determined by the Board of Directors; provided, however, that a bylaw or amendment changing the maximum or minimum number of directors cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 162/3 percent of the outstanding shares entitled to vote.
Each director shall hold office until the next annual meeting of the shareholders and until his or her successor shall have been elected and qualified unless sooner removed from office as hereinafter provided. Directors need not be residents of the state of Florida or shareholders of the corporation.

     Section 3. Regular Meetings. A regular meeting of the
                ----------------
Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. No notice of the annual meeting other than this bylaw need be given unless the meeting will be held at a place other than the main office of the corporation. The Board of Directors may provide by resolution the time and place, either within or without the state of Florida, for the holding of additional regular meetings without other notice than such resolution.


Exhibit 2.3 - Pg. 2
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     Section 4. Special Meetings. Special meetings of the
                ----------------
Board of Directors may be called by or at the request of the Chairman of the Board, the President, any Vice
President, or the Secretary, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Florida, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. Notice: Waiver. Notice of the date, time,
               ---------------
and place of any special meeting shall be given, if by mail, at least four days prior thereto, and if delivered personally or by telephone, including a voice Messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means, then at least 48 hours prior to the meeting. Such notice shall be deemed effective at the earliest of the following: (a) when received, (b) four days after deposit in the United States mail, and ? on the date of any return receipt in the case of registered or certified mail. A written waiver of notice of a meeting signed by the director or directors entitled to such notice, whether before or after the time stated therein, which specifies the meeting for which notice is waived and which is filed with the minutes or corporate records shall be equivalent to the giving of such notice.

     Section 6. Quorum. A majority of the authorized number
                ------
of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 7. Manner of Acting. The affirmative vote of a
                ----------------
majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Bylaws.

     Section 8. Removal of Directors. Subject to
                --------------------
restrictions in the Florida Corporation Laws, all of any of the directors may be removed from office by the shareholders with or without cause at a meeting called for that purpose at which a quorum is present and votes cast for removal exceed those cast against removal.

     Section 9. Vacancies. Any vacancy occurring in the
                ---------
Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the Board of Directors or, if the remaining directors constitute fewer than a quorum, by the affirmative vote of a majority of all the remaining directors.


Exhibit 2.3 - Pg. 3
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Section 10. Compensation. By resolution of the Board
            ------------
of Directors, the Directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

     Section 11. Action Without Meeting. Any action
                 ----------------------
required or permitted by the Florida Corporation Laws to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, describing the action so taken, shall be signed by all the directors and included in the minutes or filed with the corporate records reflecting the action taken.

     Section 12. Meeting By Telephone. Meeting of the Board
                 --------------------
of Directors may be held by means of conference telephone or any other means of communication by which all directors participating can hear each other simultaneously during the meeting, and such participation shall constitute presence in person at the meeting.

               ARTICLE IV. OFFICERS

Section 1. Number. The officers of the corporation
           ------
shall be a Chairman of the Board, a President, a Treasurer, and a Secretary, each of whom shall be appointed by the Board of Directors. The President may appoint one or more vice presidents and such other officers and assistant officers as may be deemed necessary.

Section 2. Appointment: Term of Office. The officers
           ---------------------------
of the corporation shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his or her successor shall have been duly appointed, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. The Board of Directors may remove
           -------
any officer at any time with or without cause. The appointment of an officer shall not of itself create contract rights; and the resignation or removal of an officer shall not affect the contract rights, if any, of the corporation or the officer. Any officer appointed by the President may be removed by the President at any time.

Section 4. Vacancies. A vacancy in any office because
           ---------
of death, resignation, removal, or otherwise may be filled by the President for the unexpired portion of the term.


Exhibit 2.3 - Pg. 4
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Section 5. Chairman of the Board. The Chairman of the
           ---------------------
Board shall preside at all meetings of the shareholders and of the Board of Directors.

Section 6. President. The President shall be the
           ---------
principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the corporation.

Section 7. Vice Presidents. In the absence of the
           ---------------
President, the Vice President (in the event there are two, that Vice President designated by the Board of Directors) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the same restrictions as the President. Each Vice President shall perform such duties and responsibilities as prescribed by the Board of Directors or the President. The
Board of Directors may at any time confer a special title upon a Vice President.

Section 8. Secretary. The Secretary shall (a) keep the
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minutes of the shareholders' and of the Board of Directors'
meetings in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and responsible for the authentication of such records; and (d) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 9. Treasurer. The Treasurer shall keep and
           ---------
maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipt, disbursements, gains, losses, capital, retained earnings, and shares. The Chief Financial Officer shall have charge and custody and be responsible for all funds and securities of the corporation, and shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and, directors, whenever they request it, an account of the financial condition of the corporation, and shall have other powers and perforn1 such other duties as may be prescribed by the Board of; Directors or the bylaws.

Section 10. Duties of Other Officers. Subject to any
           -------------------------
specific alignment of duties made by the Board of Directors, the officers shall act under the direction of the President.


Exhibit 2.3 - Pg. 5
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               ARTICLE V. AMENDMENTS

The shareholders may amend or repeal the bylaws. In addition, the Board of Directors may amend or repeal the bylaws unless the shareholders in adopting, amending, or repealing a particular bylaw or the Florida Corporation
Laws, provide expressly that the Board of Directors may not amend or repeal that bylaw.

       ARTICLE VI. INDEMNIFICATION OF OFFICERS,
             DIRECTORS, AND OTHER AGENTS

The corporation may, to the maximum extent pern1itted by the Florida Corporation Laws, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Section, an "agent" of the corporation includes any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

              ARTICLE VII. MISCELLANEOUS

     Section 1. Contracts. The Board of Directors may
                ---------
authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation;
and such authority may be general or confined to specific instances.

     Section 2. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks. Drafts. Etc. All checks, drafts, or
                --------------------
other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not
           ---------
otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as selected by the officer or officers authorized by the Board of Directors to make such selection.


Exhibit 2.3 - Pg. 6
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     Section 5. Transfer of Shares. Transfer of shares of
                ------------------
the corporation shall be made only on the stock transfer books of the corporation.

     Section 6. Severability. A determination that any
                ------------
provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

Adopted February 9, 2000.
        ----------------


Dan Balsiger, Corporate President



Exhibit 2.3 - Pg. 7
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